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Exhibit 5


October 2, 1998


Crown Vantage Inc.
300 Lakeside Drive
14th Floor
Oakland, California  94612


Ladies and Gentlemen:

I have acted as counsel to Crown Vantage Inc., a Virginia corporation ("Crown Vantage"), in connection with Amendment No. 3 (the "Amendment") to the Registration Statement on Form S-8 that Crown Vantage proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such registration statement was initially filed by Crown Vantage with the Securities and Exchange Commission on September 11, 1995, Registration No. 33-96788 (as amended, the "Registration Statement"). The Amendment will register 1,000,000 shares of common stock, no par value, of Crown Vantage (the "Common Stock"), and Rights to Purchase Series A Cumulative Participating Preferred Stock, no par value, of Crown Vantage (the "Rights") attached in equal number to the shares of the Common Stock. The Common Stock and the Rights will be offered under the Crown Vantage Inc. Vanguard Investment Plan (formerly known as the StockPlus Employee Stock Ownership Plan), (as amended, the "Plan"). In this capacity, I have examined the Amendment, the Plan, the records of corporate proceedings of Crown Vantage and such other materials as I have deemed necessary to the issuance of this opinion.

On the basis of the foregoing, I am of the opinion that:

       1. Crown Vantage is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia.

       2. The shares of Common Stock to be offered through the Plan have been validly authorized and, when issued in accordance with the terms and provisions of the Plan, will be legally issued, fully paid and nonassessable.

       3. The Rights attached to the shares of Common Stock to be offered through the Plan have been validly authorized and, when issued in accordance with the terms and provisions of the Plan, will be legally issued, fully paid and nonassessable.
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Opinion Letter
October 2, 1998
Page 2



I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,



By: /s/ CHRISTOPHER M. MCLAIN
   ----------------------------
   Christopher M. McLain
   Senior Vice President
   and General Counsel



CMM:dio
Enclosures